EXHIBIT 3

                 Custodian Agreement Between Rydex
                Advisor Variable Annuity Account and
                Boston Safe Deposit and Trust Company





                          CUSTODY AGREEMENT



       AGREEMENT dated as of November 12, 1996, between RYDEX ADVISOR VARIABLE ANNUITY ACCOUNT, a segregated investment account of Great American Reserve Insurance Company, a diversified open-end management investment company organized under Texas law (the "Separate Account"), having its principal office and place of business at 11815 North Pennsylvania Street, Carmel, Indiana 46032, and BOSTON SAFE DEPOSIT AND TRUST COMPANY (the "Custodian"), a Massachusetts trust company with its principal place of business at One Boston Place, Boston, Massachusetts 02108.

                        W I T N E S S E T H:

       That for and in consideration of the mutual promises hereinafter set forth, the Separate Account and the Custodian agree as follows:

   1.  Definitions.

       Whenever used in this Agreement or in any Schedules to this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

       (a) Affiliated Person shall have the meaning of the term within Section 2(a)3 of the 1940 Act.

       (b) "Authorized Person" shall be deemed to include the Chairman of the Board of Managers, the President, and any Vice President, the Secretary, the Treasurer or any other person, whether or not any such person is an officer or employee of the Separate Account, duly authorized by the Board of Managers of the Separate Account to give Oral Instructions and Written Instructions on behalf of the Separate Account and listed in the certification annexed hereto as Appendix A or such other certification as may be received by the Custodian from time to time.

       (c) " B ook-Entry   System"   shall   mean   the   Federal
       Reserve/Treasury book-entry system for United States and federal agency Securities, its successor or successors and its nominee or nominees.

       (d)   Business  Day    shall  mean  any  day  on which the
       Separate Account, the Custodian, the Book-Entry System and appropriate clearing corporation(s) are open for business.

       (e) "Certificate" shall mean any notice, instruction or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, which is actually received by the Custodian and signed on behalf of





       the Separate Account by any two Authorized Persons or any two officers thereof.

       (f) "Separate Account Rules" shall mean the rules and regulations of the Separate Account adopted June 26, 1996 as the same may be amended from time to time.

      (g) "Depository" shall mean The Depository Trust Company ( DTC ), a clearing agency registered with the Securities and Exchange Commission under Section 17(a) of the Securities Exchange Act of 1934, as amended, its successor or successors and its nominee or nominees, in which the Custodian is hereby specifically authorized to
      make  deposits.   The term "Depository" shall further mean
      and include any other person to be named in a Certificate authorized to act as a depository under the 1940 Act, its successor or successors and its nominee or nominees.

       (h) "Money Market Security" shall be deemed to include, without limitation, debt obligations issued or guaranteed as to interest and principal by the government of the United States or agencies or instrumentalities thereof
       ("U.S. government securities"), commercial paper, bank certificates of deposit, bankers' acceptances and short-term corporate obligations, where the purchase or sale of such securities normally requires settlement in federal Separate Accounts on the same day as such purchase or sale, and repurchase and reverse repurchase agreements with respect to any of the foregoing types of securities.

       (i) "Oral Instructions" shall mean verbal instructions a c t ually received by the Custodian from a person reasonably believed by the Custodian to be an Authorized
       Person.

       (j) "Prospectus"     shall  mean  the  Separate  Account's
       current prospectus and statement of additional information relating to the registration of the Separate Account's
       Units under the Securities Act of 1933, as amended.

       (k) "Units" refers to the unit of measure used to compute the value of interest in the Separate Account [which is arbitrarily set at $10].

       (l) "Security" or "Securities" shall be deemed to include bonds, debentures, notes, stocks, Units, evidences of indebtedness, and other securities, commodities interests and investments from time to time owned by the Separate Account.

       (m) "Transfer Agent"  shall mean the person which performs
       t h e   transfer  agent,  dividend  disbursing  agent  and






       shareholder  servicing  agent  functions  for the Separate
       Account.

       (n) "Written Instructions" shall mean a written communication actually received by the Custodian from a person reasonably believed by the Custodian to be an
       Authorized Person by any system, including, without limitation, electronic transmissions, facsimile and telex.

       (o) The "1940 Act" refers to the Investment Company Act of
       1940, and the Rules and Regulations thereunder, all as amended from time to time.


   2.  Appointment of Custodian.

       (a) The Separate Account hereby constitutes and appoints the Custodian as custodian of all the Securities and monies at the time owned by or in the possession of the Separate Account during the period of this Agreement.

       (b) The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.



   3.  Compensation.

       (a) The Custodian shall be entitled to receive, and the Separate Account agrees to pay to the Custodian, such compensation as may be agreed upon from time to time between the Custodian and the Separate Account. The Custodian may charge against any monies held on behalf of the Separate Account pursuant to this Agreement such compensation and any expenses incurred by the Custodian in the performance of its duties pursuant to this Agreement. The Custodian shall also be entitled to charge against any money held on behalf of the Separate Account pursuant to this Agreement the amount of any loss, damage, liability or expense incurred with respect to the Separate Account, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement. The expenses which the Custodian may charge against such account include, but are not limited to, the expenses of sub-custodians and foreign branches of the Custodian incurred in settling transactions outside of Boston, Massachusetts or New York City, New York involving the purchase and sale of Securities.

       (b) The Separate Account will compensate the Custodian for its services rendered under this Agreement in accordance






       with the fees set forth in the Fee Schedule annexed hereto as Schedule A and incorporated herein. Such Fee Schedule does not include out-of-pocket disbursements of the Custodian for which the Custodian shall be entitled to b i ll separately. Out-of-pocket disbursements shall include, but shall not be limited to, the items specified in the Schedule of Out-of-Pocket charges annexed hereto as Schedule B and incorporated herein, which schedule may be modified by the Custodian upon not less than thirty days prior written notice to the Separate Account.

       (c) Any compensation agreed to hereunder may be adjusted from time to time by attaching to Schedule A of this Agreement a revised Fee Schedule, dated and signed by an Authorized Person or authorized representative of each party hereto.

       (d) The Custodian will bill the Separate Account as soon as practicable after the end of each calendar month, and said billings will be detailed in accordance with Schedule A, as amended from time to time. The Separate Account will promptly pay to the Custodian the amount of such billing.


   4.  Custody of Cash and Securities.

       (a)  Receipt and Holding of Assets.

       The Separate Account will deliver or cause to be delivered to the Custodian all Securities and monies owned by it at any time during the period of this Agreement. The Custodian will not be responsible for such Securities and monies until actually received by it. The Separate Account shall instruct the Custodian from time to time in its sole discretion, by means of Written Instructions, or, in connection with the purchase or sale of Money Market Securities, by means of Oral Instructions confirmed in writing in accordance with Section 11(h) hereof or Written Instructions, as to the manner in which and in what amounts Securities and monies are to be deposited on behalf of the Separate Account in the Book-Entry System or the Depository; provided, however, that prior to the deposit of Securities of the Separate Account in the Book-Entry System or the Depository, including a deposit in connection with the settlement of a purchase or sale, the Custodian shall have received a Certificate specifically approving such deposits by the Custodian in the Book-Entry System or the Depository. Securities and monies of the Separate Account deposited in the Book-Entry System or the Depository will be represented in accounts which include only assets held by the Custodian for customers, including






       but not limited to accounts for which the Custodian acts in a fiduciary or representative capacity.

       (b) Accounts and Disbursements. The Custodian shall establish and maintain a separate account for the Separate Account and shall credit to the separate account all monies received by it for the account of such Separate Account and shall disburse the same only:

            1. In payment for Securities purchased for the Separate Account, as provided in Section 5 hereof;

            2. In payment of dividends or distributions with respect to the Units, as provided in Section 7 hereof;

            3. In payment of original issue or other taxes with respect to the Units, as provided in Section 8 hereof;

            4.  In  payment for Units which have been redeemed by
            the  Separate  Account,  as  provided  in  Section  8
            hereof;

            5. Pursuant to Written Instructions setting forth the name and address of the person to whom the payment is to be made, the amount to be paid and the purpose for which payment is to be made, provided that in the event of disbursements pursuant to this sub-section 4(b)(5), the Separate Account shall indemnify and hold the Custodian harmless from any claims or losses arising out of such disbursements in reliance on such Written Instructions which it, in good faith, believes to be received from duly Authorized Persons; or

            6.  In  payment  of  fees and in reimbursement of the
            e x penses   and   liabilities   of   the   Custodian
            attributable to the Separate Account, as provided in Sections 3 and 11(i).

       (c) Confirmation and Statements. Promptly after the close of business on each day, the Custodian shall furnish the Separate Account with confirmations and a summary of all transfers to or from the account of the Separate Account during said day. Where securities purchased by the Separate Account are in a fungible bulk of securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of the Depository or the Book-Entry System, the Custodian shall by book entry or otherwise identify the quantity of those securities belonging to the Separate Account. At least






       monthly, the Custodian shall furnish the Separate Account with a detailed statement of the Securities and monies held for the Separate Account under this Agreement.

       (d) Registration of Securities and Physical Separation. All Securities held for the Separate Account which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System, shall be held by the Custodian in that form; all other Securities held for the Separate Account may be registered in the name of the Separate Account, in the name of the Custodian, in the name of any duly appointed registered nominee of the Custodian as the Custodian may from time to time determine, or in the name of the Book-Entry System or the Depository or their successor or successors, or their nominee or nominees. The Separate Account reserves the right to instruct the Custodian as to the method of registration and safekeeping of the Securities. The Separate Account agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or the Depository, any Securities which it may hold for the account of the Separate Account and which may from time to time be registered in the name of the Separate Account. The Custodian shall hold all such Securities specifically allocated to the Separate Account which are not held in the Book-Entry System or the Depository in a separate account for the Separate Account in the name of the Separate Account physically segregated at all times from those of any other person or persons.

       (e) Segregated Accounts. Upon receipt of a Written I n struction the Custodian will establish segregated accounts on behalf of the Separate Account to hold liquid or other assets as it shall be directed by a Written Instruction and shall increase or decrease the assets in such segregated accounts only as it shall be directed by subsequent Written Instruction.

       (f) Collection of Income and Other Matters Affecting Securities. Unless otherwise instructed to the contrary by a Written Instruction, the Custodian by itself, or through the use of the Book-Entry System or the Depository with respect to Securities therein deposited, shall with respect to all Securities held for the Separate Account in accordance with this Agreement:

            1.  Collect all income due or payable;

            2.  Present   for  payment  and  collect  the  amount
            payable  upon  all  Securities which may mature or be






            c a l led, redeemed, retired or otherwise become p a y a ble. Notwithstanding the foregoing, the C u stodian shall have no responsibility to the Separate Account for monitoring or ascertaining any call, redemption or retirement dates with respect to put bonds which are owned by the Separate Account and held by the Custodian or its nominees. Nor shall the Custodian have any responsibility or liability to the Separate Account for any loss by the Separate Account for any missed payments or other defaults resulting therefrom; unless the Custodian received timely notification from the Separate Account specifying the time, place and manner for the presentment of any such put bond owned by the Separate Account and held by the Custodian or its nominee. The Custodian shall not be responsible and assumes no liability to the Separate Account for the accuracy or completeness of any notification the Custodian may furnish to the Separate Account with respect to put bonds;

            3. S u rrender Securities in temporary form for definitive Securities;

            4. Execute any necessary declarations or certificates of ownership under the Federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect; and

            5. Hold directly, or through the Book-Entry System or the Depository with respect to Securities therein deposited, for the account of the Separate Account all rights and similar Securities issued with respect to any Securities held by the Custodian hereunder for the Separate Account.

       (g) Delivery of Securities and Evidence of Authority. Upon receipt of a Written Instruction and not otherwise, except for subparagraphs 5, 6, 7, and 8 of this section 4 ( g ) which may be effected by Oral or Written Instructions, the Custodian, directly or through the use of the Book-Entry System or the Depository, shall:

            1. Execute and deliver or cause to be executed and delivered to such persons as may be designated in such Written Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of the Separate Account as owner of any Securities may be exercised;

            2. Deliver or cause to be delivered any Securities held for the Separate Account in exchange for other
            Securities  or cash issued or paid in connection with






            the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

            3. Deliver or cause to be delivered any Securities held for the Separate Account to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation or recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement in the separate account f o r the Separate Account such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

            4. Make or cause to be made such transfers or exchanges of the assets specifically allocated to the separate account of the Separate Account and take such other steps as shall be stated in Written Instructions to be for the purpose of effectuating a n y duly authorized plan of liquidation, r e o r ganization, merger, consolidation or recapitalization of the Separate Account;

            5. Deliver Securities upon sale of such Securities for the account of the Separate Account pursuant to
            Section 5;

            6. Deliver Securities upon the receipt of payment in connection with any repurchase agreement related to such Securities entered into by the Separate Account;

            7. Deliver Securities owned by the Separate Account to the issuer thereof or its agent when such Securities are called, redeemed, retired or otherwise become payable; provided, however, that in any such case the cash or other consideration is to be delivered to the Custodian. Notwithstanding the foregoing, the Custodian shall have no responsibility to the Separate Account for monitoring or ascertaining any call, redemption or retirement dates with respect to the put bonds which are owned by the Separate Account and held by the Custodian or its n o m i nee. Nor shall the Custodian have any responsibility or liability to the Separate Account for any loss by the Separate Account for any missed payment or other default resulting therefrom; unless the Custodian received timely notification from the Separate Account specifying the time, place and manner for the presentment of any such put bond owned by the Separate Account and held by the Custodian or






            its nominee. The Custodian shall not be responsible and assumes no liability to the Separate Account for the accuracy or completeness of any notification the Custodian may furnish to the Separate Account with respect to put bonds;

            8. Deliver Securities for delivery in connection with any loans of Securities made by the Separate A c c ount but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Separate Account which may be in the form of cash or U.S. government securities or a letter of credit;

            9. Deliver Securities for delivery as security in connection with any borrowings by the Separate
            Account requiring a pledge of Separate Account assets, but only against receipt of amounts borrowed;

            10. D e liver Securities upon receipt of Written Instructions from the Separate Account for delivery to the Transfer Agent or to the holders of Units in connection with distributions in kind, as may be described from time to time in the Separate Account's Prospectus, in satisfaction of requests by holders of Units for repurchase or redemption;

            11. Deliver Securities as collateral in connection with short sales by the Separate Account of common stock for which the Separate Account owns the stock
            o r    o wns  preferred  stocks  or  debt  securities
            convertible or exchangeable, without payment or further consideration, into Units of the common stock sold short;

            12. Deliver  Securities  for  any  purpose  expressly
            permitted   by  and  in  accordance  with  procedures
            described in the Separate Account's Prospectus; and

            13. Deliver Securities for any other proper business purpose, but only upon receipt of, in addition to W r i t ten Instructions, a certified copy of a resolution of the Board of Managers signed by an Authorized Person and certified by the Secretary of the Separate Account, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper business purpose, and naming the person or persons to whom delivery of such Securities shall be made.

       (h) Endorsement  and  Collection  of  Checks,  Etc.    The






       Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of the Separate
       Account.


   5.  Purchase and Sale of Investments of the Separate Account.

       (a) Promptly after each purchase of Securities for the Separate Account, the Separate Account shall deliver to the Custodian (i) with respect to each purchase of Securities which are not Money Market Securities, a
       Written   Instruction,  and  (ii)  with  respect  to  each
       purchase of Money Market Securities, either a Written Instruction or Oral Instruction, in either case specifying with respect to each purchase: (1) the name of the issuer and the title of the Securities; (2) the number of Units or the principal amount purchased and accrued interest, if any; (3) the date of purchase and settlement; (4) the purchase price per unit; (5) the total amount payable upon such purchase; (6) the name of the person from whom or the broker through whom the purchase was made, if any; (7) whether or not such purchase is to be settled through the Book-Entry System or the Depository; and (8) whether the Securities purchased are to be deposited in the Book-Entry System or the Depository. The Custodian shall receive the Securities purchased by or for the Separate Account and upon receipt of Securities shall pay out of the monies held for the account of the Separate Account the total amount payable upon such purchase, provided that the same conforms to the total amount payable as set forth in such Written or Oral Instruction.

       (b) Promptly after each sale of Securities of the Separate Account, the Separate Account shall deliver to the
       Custodian (i) with respect to each sale of Securities w h i ch are not Money Market Securities, a Written Instruction, and (ii) with respect to each sale of Money Market Securities, either Written Instruction or Oral Instructions, in either case specifying with respect to such sale: (1) the name of the issuer and the title of the Securities; (2) the number of Units or principal amount sold, and accrued interest, if any; (3) the date of sale; (4) the sale price per unit; (5) the total amount payable to the Separate Account upon such sale; (6) the name of the broker through whom or the person to whom the sale was made; and (7) whether or not such sale is to be settled through the Book-Entry System or the Depository. The Custodian shall deliver or cause to be delivered the Securities to the broker or other person designated by the Separate Account upon receipt of the total amount payable to the Separate Account upon such sale, provided that the






       same conforms to the total amount payable to the Separate Account as set forth in such Written or Oral Instruction. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.




















































   6.  Lending of Securities.

           If the Separate Account is permitted by the terms of the Separate Account Rules and as disclosed in its Prospectus to lend securities, within 24 hours before each loan of Securities, the Separate Account shall deliver to the Custodian a Written Instruction specifying with respect to each such loan: (a) the name of the issuer and the title of the Securities; (b) the number of Units or the principal amount loaned; (c) the date of loan and delivery; (d) the total amount to be delivered to the Custodian, and specifically allocated against the loan of the Securities, including the amount of cash collateral and the premium, if any, separately identified; (e) the name of the broker, dealer or financial institution to which the loan was made; and (f) whether the Securities loaned are to be delivered through the Book-Entry System or the Depository.

           P r o mptly after each termination of a loan of Securities, the Separate Account shall deliver to the Custodian a Written Instruction specifying with respect to each such loan termination and return of Securities: (a) the name of the issuer and the title of the Securities to be returned; (b) the number of Units or the principal amount to be returned; (c) the date of termination; (d) the total amount to be delivered by the Custodian (including the cash collateral for such Securities minus any offsetting credits as described in said Written Instruction); (e) the name of the broker, dealer or financial institution from which the Securities will be returned; and (f) whether such return is to be effected through the Book-Entry System or the Depository. The Custodian shall receive all Securities returned from the broker, dealer or financial institution to which such Securities were loaned and upon receipt thereof shall pay the total amount payable upon such return of Securities as set forth in the Written Instruction. Securities returned to the Custodian shall be held as they were prior to such loan.


















   7.  Payment of Dividends or Distributions.

       (a) The Separate Account shall furnish to the Custodian the vote of the Board of Managers of the Separate Account certified by the Secretary (i) authorizing the declaration of distributions on a specified periodic basis and authorizing the Custodian to rely on Oral or Written Instructions specifying the date of the declaration of such distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be d e t e rmined, the amount payable per share to the shareholders of record as of the record date and the total amount payable to the Transfer Agent on the payment date, or (ii) setting forth the date of declaration of any distribution by the Separate Account, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of the record date and the total amount payable to the Transfer Agent on the payment date.

       (b) Upon  the  payment  date  specified in such vote, Oral
       Instructions or Written Instructions, as the case may be, the Custodian shall pay out the total amount payable to the Transfer Agent of the Separate Account.

   8.  Sale and Redemption of Units of the Separate Account.

       (a) Whenever  the  Separate  Account shall sell any Units,
       the   Separate  Account  shall  deliver  or  cause  to  be
       delivered to the Custodian a Written Instruction duly specifying:

            1.  The  number of Units sold, trade date, and price;
            and

            2. The amount of money to be received by the Custodian for the sale of such Units.

           The Custodian understands and agrees that Written Instructions may be furnished subsequent to the purchase of Units and that the information contained therein will be derived from the sales of Units as reported to the Separate Account by the Transfer Agent.

       (b) Upon receipt of money from the Transfer Agent, the Custodian shall credit such money to the separate account of the Separate Account.

       (c) Upon issuance of any Units in accordance with the foregoing provisions of this Section 8, the Custodian shall pay all original issue or other taxes required to be






       paid in connection with such issuance upon the receipt of a Written Instruction specifying the amount to be paid.

       (d) Except  as  provided hereafter, whenever any Units are redeemed,  the  Separate  Account shall cause the Transfer
       Agent   to  promptly  furnish  to  the  Custodian  Written
       Instructions, specifying:

            1.   The number of Units redeemed; and

            2.   The amount to be paid for the Units redeemed.

           The Custodian further understands that the information contained in such Written Instructions will be derived from the redemption of Units as reported to the Separate Account by the Transfer Agent.
       (e) Upon receipt from the Transfer Agent of advice setting forth the number of Units received by the Transfer Agent for redemption and that such Units are valid and in good form for redemption, the Custodian shall make payment to the Transfer Agent of the total amount specified in a Written Instruction issued pursuant to paragraph (d) of this Section 8.

       (f) Notwithstanding the above provisions regarding the redemption of Units, whenever such Units are redeemed pursuant to any check redemption privilege which may from time to time be offered by the Separate Account, the Custodian, unless otherwise instructed by a Written Instruction shall, upon receipt of advice from the Separate Account or its agent stating that the redemption is in good form for redemption in accordance with the check redemption procedure, honor the check presented as part of such check redemption privilege out of the monies specifically allocated to the Separate Account in such advice for such purpose.


   9.  Indebtedness.

       (a) The Separate Account will cause to be delivered to the Custodian by any bank (excluding the Custodian) from which t h e Separate Account borrows money for temporary administrative or emergency purposes using Securities as collateral for such borrowings, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to the Separate Account against delivery of a stated amount of collateral. The Separate Account shall promptly deliver to the Custodian Written Instructions stating with respect to each such borrowing: (1) the name of the bank; (2) the amount and terms of the borrowing, which may be set forth






       by incorporating by reference an attached promissory note, duly endorsed by the Separate Account, or other loan agreement; (3) the time and date, if known, on which the loan is to be entered into (the "borrowing date"); (4) the date on which the loan becomes due and payable; (5) the total amount payable to the Separate Account on the borrowing date; (6) the market value of Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of Units or the principal amount of any particular Securities; (7) whether the Custodian is to deliver such collateral through the Book-Entry System or the Depository; and (8) a statement that such loan is in conformance with the 1940 Act and the Separate Account's Prospectus.

       (b) Upon receipt of the Written Instruction referred to in subparagraph (a) above, the Custodian shall deliver on the borrowing date the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Written Instruction. The Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Custodian shall deliver as additional collateral in the manner directed by the Separate Account from time to time such Securities as may be specified in Written Instruction to collateralize further any transaction described in this Section 9. The Separate Account shall cause all Securities released from c o l lateral status to be returned directly to the Custodian, and the Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Separate Account fails to specify in Written Instruction all of the information required by this Section 9, the Custodian shall not be under any obligation to deliver any Securities. Collateral returned to the Custodian shall be held hereunder as it was prior to being used as collateral.


   10. Persons Having Access to Assets of the Separate Account.

       (a) No trustee or agent of the Separate Account, and no officer, director, employee or agent of the Separate A c count's investment adviser, of any sub-investment adviser of the Separate Account, or of the Separate Account's administrator, shall have physical access to the assets of the Separate Account held by the Custodian or be authorized or permitted to withdraw any investments of the Separate Account, nor shall the Custodian deliver any






       assets of the Separate Account to any such person. No officer, director, employee or agent of the Custodian who holds any similar position with the Separate Account's investment adviser, with any sub-investment adviser of the S e p a r ate Account or with the Separate Account's administrator shall have access to the assets of the Separate Account.

       (b) Nothing in this Section 10 shall prohibit any duly authorized officer, employee or agent of the Separate A c count, or any duly authorized officer, director, employee or agent of the investment adviser, of any sub-investment adviser of the Separate Account or of the S e p arate Account's administrator, from giving Oral Instructions or Written Instructions to the Custodian or executing a Certificate so long as it does not result in delivery of or access to assets of the Separate Account prohibited by paragraph (a) of this Section 10.


   11. Concerning the Custodian.

       (a) Standard of Conduct. Notwithstanding any other provision of this Agreement, neither the Custodian nor its nominee shall be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of the gross negligence or willful misconduct of the Custodian or any of its employees, sub-custodians or agents. The Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel to the Separate Account or of its own counsel, at the expense of the Separate Account, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion. The Custodian shall not be liable to the Separate Account for any loss or damage resulting from the use of the Book-Entry System or the Depository.

       (b) Limit of Duties. Without limiting the generality of the foregoing, the Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

            1. The validity of the issue of any Securities purchased by the Separate Account, the legality of the purchase thereof, or the propriety of the amount paid therefor;

            2. The legality of the sale of any Securities by the Separate Account or the propriety of the amount for which the same are sold;







            3. The legality of the issue or sale of any Units, or the sufficiency of the amount to be received therefor;

            4. The legality of the redemption of any Units, or the propriety of the amount to be paid therefor;

            5. The legality of the declaration or payment of any distribution of the Separate Account;
            6. The legality of any borrowing for temporary or emergency administrative purposes.

       (c) No Liability Until Receipt. The Custodian shall not be liable for, or considered to be the Custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of the Separate Account until the Custodian actually receives and collects such money directly or by the final crediting of the account representing the Separate Account's interest in the Book-Entry System or the Depository.

       (d) Amounts Due from Transfer Agent. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the Separate Account from the Transfer Agent nor to take any action to effect payment or distribution by the Transfer Agent of any amount paid by the Custodian to the Transfer Agent in accordance with this Agreement.

       (e) Collection Where Payment Refused. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by a C e r tificate and (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

       (f) A p pointment of Agents and Sub-Custodians. The Custodian may appoint one or more banking institutions, including but not limited to banking institutions located in foreign countries, to act as Depository or Depositories or as sub-custodian or as sub-custodians of Securities and monies at any time owned by the Separate Account. The Custodian shall use reasonable care in selecting a Depository and/or sub-custodian located in a country other than the United States ("Foreign Sub-Custodian"), and shall oversee the maintenance of any Securities or monies of the Separate Account by any Foreign Sub-Custodian. In addition, the Custodian shall hold the Separate Account






       harmless from, and indemnify the Separate Account against, any loss that occurs as a result of the failure of any Foreign Sub-Custodian to exercise reasonable care with respect to the safekeeping of Securities and monies of the Separate Account. Notwithstanding the generality of the foregoing, however, the Custodian shall not be liable for a n y losses resulting from or caused by events or circumstances beyond its reasonable control, including, but not limited to, losses resulting from nationalization, expropriation, devaluation, revaluation, confiscation, seizure, cancellation, destruction or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, e x c hange controls, taxes, levies or other charges affecting the Separate Account's property; or acts of war, terrorism, insurrection or revolution; or any other similar act or event beyond the Custodian's or its agent s control. This Section shall survive the termination of this Agreement.

       (g) No Duty to Ascertain Authority. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the Separate Account are such as may properly be held by the Separate Account under the provisions of the Separate Account Rules and the Prospectus.

       (h) Reliance on Certificates and Instructions. The Custodian shall be entitled to rely upon any Certificate, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be genuine and to be signed by an officer or Authorized Person of the Separate Account. The Custodian shall be entitled to rely upon any Written Instructions or Oral Instructions actually received by the Custodian pursuant t o the applicable Sections of this Agreement and reasonably believed by the Custodian to be genuine and to be given by an Authorized Person. The Separate Account agrees to forward to the Custodian Written Instructions from an Authorized Person confirming such Oral I n s tructions in such manner so that such Written Instructions are received by the Custodian, whether by hand delivery, telex or otherwise, by the close of business on the same day that such Oral Instructions are given to the Custodian. The Separate Account agrees that the fact that such confirming instructions are not received by the Custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Separate Account. The Separate Account agrees that the Custodian shall incur no liability to the Separate Account in acting upon Oral






       Instructions given to the Custodian hereunder concerning such transactions provided such instructions reasonably appear to have been received from a duly Authorized
       Person.

      (i) Overdraft Facility and Security for Payment. In the event that the Custodian is directed by Written Instruction (or Oral Instructions confirmed in writing in accordance with Section 11(h) hereof) to make any payment or transfer of monies on behalf of the Separate Account for which there would be, at the close of business on the date of such payment or transfer, insufficient monies held by the Custodian on behalf of the Separate Account, the C u stodian may, in its sole discretion, provide an overdraft (an "Overdraft") to the Separate Account in an amount sufficient to allow the completion of such payment or transfer. Any Overdraft provided hereunder: (a) shall be payable on the next Business Day, unless otherwise agreed by the Separate Account and the Custodian; and (b) shall accrue interest from the date of the Overdraft to the date of payment in full by the Separate Account at a rate agreed upon in writing, from time to time, by the Custodian and the Separate Account. The Custodian and the Separate Account acknowledge that the purpose of such
      Overdraft is to temporarily finance the purchase of Securities for prompt delivery in accordance with the terms hereof, to meet unanticipated or unusual redemption, to allow the settlement of foreign exchange contracts or
      t o    m e et  other  emergency  expenses  not  reasonably
      foreseeable by the Separate Account. The Custodian shall promptly notify the Separate Account in writing (an " O v erdraft Notice") of any Overdraft by facsimile transmission or in such other manner as the Separate Account and the Custodian may agree in writing. To secure payment of any Overdraft, the Separate Account hereby grants to the Custodian a continuing security interest in and right of setoff against the Securities and cash in the Separate Account's account from time to time in the full
      amount  of  such  Overdraft.   Should the Separate Account
      fail to pay promptly any amounts owed hereunder, the Custodian shall be entitled to use available cash in the Separate Account's account and to liquidate Securities in the account as is necessary to meet the Separate Account's obligations under the Overdraft. In any such case, and without limiting the foregoing, the Custodian shall be entitled to take such other actions(s) or exercise such other options, powers and rights as the Custodian now or h e r e a f ter has as a secured creditor under the M a ssachusetts Uniform Commercial Code or any other applicable law.

       (j) Inspection  of  Books  and  Records.    The  books and






       records of the Custodian shall be open to inspection and audit at reasonable times by officers and auditors employed by the Separate Account and by the appropriate employees of the Securities and Exchange Commission.

           The Custodian shall provide the Separate Account with any report obtained by the Custodian on the system of internal accounting control of the Book-Entry System or the Depository and with such reports on its own systems of internal accounting control as the Separate Account may reasonably request from time to time.


   12. Term and Termination.

       (a) This Agreement shall become effective on the date first set forth above (the "Effective Date") and shall continue in effect thereafter until such time as this Agreement may be terminated in accordance with the provisions hereof.
       (b) Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than 60 days after the date of receipt of such notice. In the event such notice is given by the Separate Account, it shall be accompanied by a certified vote of the Board of Managers of the Separate Account, electing to terminate this Agreement and designating a successor custodian or custodians, which shall be a person qualified to so act under the 1940 Act.

           In the event such notice is given by the Custodian, the Separate Account shall, on or before the termination date, deliver to the Custodian a certified vote of the Board of Managers of the Separate Account, designating a successor custodian or custodians. In the absence of such designation by the Separate Account, the Custodian may designate a successor custodian, which shall be a person qualified to so act under the 1940 Act. If the Separate Account fails to designate a successor custodian, the Separate Account shall upon the date specified in the notice of termination of this Agreement and upon the delivery by the Custodian of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to the Separate Account) and monies then owned by the Separate Account, be deemed to be its own custodian and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry System which cannot be delivered to the Separate Account.







       (c) Upon the date set forth in such notice under paragraph
       (b) of this Section 12, this Agreement shall terminate to the extent specified in such notice, and the Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and monies then held by the Custodian on behalf of the Separate Account, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled.


   13. Limitation of Liability.

           The Separate Account and the Custodian agree that the obligations of the Separate Account under this Agreement s h a l l not be binding upon any of the Managers, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Separate Account, individually, but are binding only upon the assets and property of the Separate Account, as provided in the
       Separate Account Rules. The execution and delivery of this Agreement have been authorized by the Managers of the Separate Account, and signed by an authorized officer of the Separate Account, acting as such, and neither such authorization by such Managers nor such execution and delivery by such officer shall be deemed to have been made by any of them or any shareholder of the Separate Account individually or to impose any liability on any of them or any shareholder of the Separate Account personally, but shall bind only the assets and property of the Separate Account as provided in the Separate Account Rules.


   14. Miscellaneous.

       (a) Annexed hereto as Appendix A is a certification signed by the Secretary of the Separate Account setting forth the names and the signatures of the present Authorized Persons. The Separate Account agrees to furnish to the Custodian a new certification in similar form in the event that any such present Authorized Person ceases to be such an Authorized Person or in the event that other or additional Authorized Persons are elected or appointed. Until such new certification shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the present Authorized Persons as set forth in the last delivered certification.

       (b) Annexed hereto as Appendix B is a certification signed by the Secretary of the Separate Account setting forth the






       names and the signatures of the present officers of the Separate Account. The Separate Account agrees to furnish to the Custodian a new certification in similar form in the event any such present officer ceases to be an officer of the Separate Account or in the event that other or additional officers are elected or appointed. Until such new certification shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon the signature of an officer as set forth in the last delivered certification.

       (c) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at One Boston Place, Boston, Massachusetts 02108 or at such other place as the Custodian may from time to time designate in writing.

       (d) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Separate Account, shall be sufficiently given if addressed to the Separate Account and mailed or delivered to it at its offices at 11815 North Pennsylvania Street, Carmel, Indiana 46032 or at such other place as the Separate Account may from time to time designate in writing.

       (e) This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement (i) authorized, or ratified and approved by a vote of the Board of Managers of the Separate Account, including a majority of the members of the Board of Managers of the
       Separate  Account  who are not "interested persons" of the
       Separate Account (as defined in the 1940 Act), or (ii) authorized, or ratified and approved by such other procedures as may be permitted or required by the 1940 Act.

       (f) This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Separate Account without the written consent of the Custodian, or by the Custodian without the written consent of the Separate Account authorized or approved by a vote of the Board of Managers of the Separate Account provided, however, that the Custodian may assign the Agreement to an Affiliated Person and any attempted assignment without such written consent shall be null and void. Nothing in this Agreement shall give or be construed to give or confer upon any third party any rights hereunder.







       (g) The Separate Account represents that a copy of the Separate Account Rules is on file with the Department of Insurance of the State of Texas.

       (h) This Agreement shall be construed in accordance with the laws of The Commonwealth of Massachusetts.

       (i) The   captions  of  the  Agreement  are  included  for
       convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

       (j) This  Agreement  may  be  executed  in  any  number of counterparts,  each  of  which  shall  be  deemed to be an
       original,   but   such   counterparts   shall,   together,
       constitute only one instrument.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives duly authorized as of the day and year first above written.


                          RYDEX ADVISOR VARIABLE ANNUITY ACCOUNT

                          By:    /s/  Albert P. Viragh, Jr.
                          Name:       Albert P. Viragh, Jr.
                          Title:      President


                          BOSTON SAFE DEPOSIT AND TRUST COMPANY

                          By:    /s/  Stephen Browne
                          Name:       Stephen Browne
                          Title:      Vice President























                             APPENDIX A


       I, Robert Steele, the Secretary of RYDEX ADVISOR VARIABLE ANNUITY ACCOUNT, a segregated investment account of Great American Reserve Insurance Company, a diversified open-end management investment company organized under Texas law (the "Separate Account"), do hereby certify that:

       The following individuals have been duly authorized as Authorized Persons to give Oral Instructions and Written Instructions on behalf of the Separate Account and the specimen signatures set forth opposite their respective names are their true and correct signatures:


          Name                        Signature

   For purchases and sales of Securities:

   Michael Byrum           /s/ Michael P. Byrum

   Terry Apple             /s/ Terry Apple

   Thomas Michael          /s/ Thomas Michael

   Anne Ruff               /s/ Anne Ruff

   Adam Croll              /s/ Adam Croll


                           RYDEX ADVISOR VARIABLE ANNUITY ACCOUNT


                           By:   /s/ Robert Steele
                                 Secretary: Robert Steele
                                 Dated: November 12, 1996





















                             APPENDIX B


       I, Robert Steele, the Secretary of RYDEX ADVISOR VARIABLE ANNUITY ACCOUNT, a segregated investment account of Great American Reserve Insurance Company, a diversified open-end management investment company organized under Texas law (the "Separate Account"), do hereby certify that:

       The following individuals serve in the following positions with the Separate Account and each individual has been duly elected or appointed to each such position and qualified therefor in conformity with the Separate Account's Separate Account Rules and the specimen signatures set forth opposite their respective names are their true and correct signatures:

   Name             Position                 Signature

   Albert P. Viragh  Chairman of the    /s/ Albert P. Viragh, Jr.
                    Board and President

   Timothy P. Hagan  Treasurer            /s/ Timothy P. Hagan

   Robert Steele     Secretary            /s/ Robert Steele

                    RYDEX ADVISOR VARIABLE ANNUITY ACCOUNT


                    By:       /s/:  Robert Steele
                              Secretary: Robert Steele
                              Dated: 11-12-96



























                                    SCHEDULE A


                      BOSTON SAFE DEPOSIT AND TRUST COMPANY
                               CUSTODY FEE SCHEDULE
                                       FOR
                      RYDEX ADVISOR VARIABLE ANNUITY ACCOUNT


   Boston Safe Deposit and Trust Company ("Boston Safe"), acting as custodian for the separate account assets of Rydex, would base its compensation according to the schedule which follows.

   Boston Safe s bid is provided in one format only, that being hard dollar basis. It is not our policy to structure custody fees on a compensation balance relationship linked to Demand Deposit Account (DDA) balances, activity and credits.

   The compensation schedule is based upon the understanding that the Rydex Advisor Variable Account initially will consist of seven self-managed funds. Asset value is undetermined as each fund is a start-up.

   The attached fee schedule is based upon number of accounts, asset size, and transaction volumes. Core services include safekeeping of assets, transaction settlement, income collection, cash availability/forecasting and corporate action processing.

   Out-of-pocket and pass-thru fees include, but are not limited to, wire charges, courier expenses, registration fees, stamp duties, etc. Clients are responsible for communications, hardware, and software to support data transmission to/from Boston Safe.

   The minimum annual fee for custody-related services is $10,000 for a U.S. Dollar (USD) denominated fund. Boston Safe is willing to guarantee the attached fee schedule for three years. However, should the nature of the account change dramatically, Boston Safe reserves the right to re-negotiate its compensation based on the situation that exists in the account at such time. If non-standard or special services are requested, Boston Safe may negotiate additional compensation accordingly.


   Structural Charges:

        $2,500 per domestic fund


   Administrative Fee:

        1.0 basis points on the first $250 million of USD assets
        0.5 basis points on all USD funds thereafter









   Transaction Charges:


        Book Entry Transactions              $8.00

        Physical Transactions              $25.00

        Futures Transactions                 $8.00

        Paydowns                                                $5.00

        Margin Variation Wire              $10.00

        Options Round Trip                 $20.00

        Wire Transfers                       $5.00


   Minimum Annual Fee:

        $10,000 per Fund

   On-Line Access

             Boston Safe can provide real time, on-line access to Rydex via the Executive Workbench (EWB) Lite platform. One location of EWB Lite will be provided at no additional cost as part of your custody service. The cost of all commercial personal computer ( P C ) hardware, software, and telecommunications is the responsibility of the client.

   Cash Sweep

             Rydex can sweep excess cash into any of a number of AAA-rated Dreyfus investment vehicles that Boston Safe makes available to its clients. Boston Safe does not charge a fee for cash sweep services. Prospectus information will be provided upon request.


   NOTE: Boston Safe offers other services not covered under the above schedule. These services are covered under separate fee schedules. Additional services include: Investment Management, Non-Collectivized Real Estate and Mortgage Custody, Back Office and Private Label Services.













                                    SCHEDULE B


      The Separate Account will pay to the Custodian as soon as possible after the end of each month all out-of-pocket expenses reasonably incurred in connection with the assets of the Separate Account.

   /













































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